EXHIBIT 99.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Red Hat, Inc. (the “Company”) for the year ended February 28, 2003, I, Kevin B. Thompson, Chief Financial Officer, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)  such Annual Report on Form 10-K for the year ended February 28, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  the information contained in such Annual Report on Form 10-K for the year ended February 28, 2003 fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 29, 2003

By:	/s/ KEVIN B. THOMPSON
Kevin B. Thompson Chief Financial Officer (Principal Financial Officer)